Exhibit 2.2

Strictly Confidential

Execution Version

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT #1 TO THE SHARE PURCHASE AGREEMENT OF 26 OCTOBER 2021

This Amendment #1 (the “Amendment”) is made as of April 16, 2025 (the “Amendment Effective Date”) by and between:

1.	Sabadell Asabys Health Innovation Investments S.C.R., S.A., a venture capital company organised under the laws of Spain, with its registered office at [***], [***], [***], registered with the Commercial Registry of Barcelona under volume 46606, sheet 1, page B-525265, registered with the CNMV under number 277 and holder of tax identification number [***], (“Asabys”);

Asabys is hereby represented by its managing company, Asabys Partners SEGIC, S.A.U., a company organized under Spanish law, with registered office at [***], [***], registered with the CNMV, under number 165.

Asabys Partners SEGIC, S.A.U. is hereby represented by Ms. Clara Campàs Moya, of legal age, of Spanish nationality, with professional address at [***], [***], and holder of Spanish ID number [***] in her capacity as joint and several managing director (consejero delegado solidario) of Asabys Partners SEGIC, S.A.U.

2.	Galchimia, S.A., a company organised under the laws of Spain, with its registered office at [***], registered with the commercial register of Santiago under Volume 2,528, Page 58, Sheet SC-27798, and holder of tax identification number [***], represented by Ms. María do Carme Pampín in her capacity as joint and several managing director (consejero delegado solidario) (“Galchimia”);

3.	Darpaufarma, S.L., a company organised under the laws of Spain, with its registered office at [***], registered with the commercial register of Barcelona under Volume 45,247, Page 46, Sheet B-481675, and holder of tax identification number [***], represented by Mr. Julio-César Castro- Palomino Laria in his capacity as joint and several director (“Darpaufarma”);

4.	Autiria Biomed, S.L., a company organised under the laws of Spain, with its registered office at [***], registered with the commercial register of Barcelona under Volume 46,995, Page 151, Sheet 537618, and holder of tax identification number [***], represented by Mr. Ramón Bosser Artal in his capacity as sole director (“Autiria”);

5.	Galicia Innova Tech, FICC, a closed-ended investment fund organised under the laws of Spain, with its registered office at [***], registered with the Administrative Register of Closed-Ended Investment Funds of the CNMV under number 12 (“Galicia Innova Tech”);

Galicia Innova Tech is hereby represented by its managing company, Xesgalicia SGEIC, S.A.U., a company organised under the laws of Spain, with its registered office at [***] and registered with the commercial register of A Coruña under volume 190, page 170, section 8, sheet SC 21.886 and with the Administrative Register of Closed-ended Collective Investment Collective Management Companies of the CNMV under number 12, represented by Ms. Raquel Rodríguez Espiño in her capacity as legal representative.

6.	Jaume Busquets Viñallonga, an individual of legal age, with Spanish nationality, residing at [***], s/n ([***]) and provided with Spanish ID number [***] (“Jaume Busquets Viñallonga”);

Asabys, Galchimia, Darpaufarma, Autiria, Galicia Innova Tech, and Jaume Busquets Viñallonga are hereinafter jointly referred to as the “Sellers”;

and

7.	AgomAb Therapeutics NV, a company organised under the laws of Belgium, with its registered office at [***], registered with the Register of Legal Entities of Antwerp (Belgium) under number 0674.527.310, represented by Tim Knotnerus in his capacity as CEO, hereinafter referred to as “AgomAb” or the “Purchaser”;

The Sellers and the Purchaser are hereinafter jointly referred to as the “Parties” and individually as a “Party”.

WHEREAS:

A.	The Parties entered into share purchase agreement dated 26 October 2021 (the “Agreement”) relating to the acquisition by the Purchaser from the Sellers of all shares in Agomab Spain, S.L.U (formerly known as Origo Biopharma, S.L.), a company organised under the laws of Spain, with its registered office at [***], Spain, registered with the commercial register of Ourense (Spain), with C.I.F. number B32478414 (“Origo” or the "Company");

B.	The Parties now wish to amend the terms of the Agreement relating to Earn-Out Event 1, as set forth in this amendment 1 to the Agreement (the “Amendment”).

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	Unless expressly provided otherwise in this Amendment, any capitalized term used but not defined in this Amendment will have the meaning given thereto in the Agreement.

1.2	The Parties hereby agree (a) to remove the definition of “Earn-Out Event 1” from the Agreement, (b) to amend the definitions of “Earn-Out Event/s”, “Earn-Out Event 2”, “Earn-Out Event 3” and “Phase 2 Clinical Trial” and (c) to add new definitions for “Earn-Out Event 1a”, “Earn-Out Event 1b” and “STENOVA Clinical Trial” as follows:

Earn-Out Event/s	Earn-Out Event 1a, Earn-Out Event 1b, Earn-Out Event 2 and Earn-Out Event 3

Earn-Out Event 1a	Defined in Section 5.1(a)(i).

Earn-Out Event 1b	Defined in Section 5.1(a)(ii)

Earn-Out Event 2	Defined in Section 5.1(a)(iii)

Earn-Out Event 3	Defined in Section 5.1(a)(iv)

Phase 2 Clinical Trial	A human clinical trial of an Origo Product, the primary and/or secondary endpoints of which consist of assessing safety and efficacy with at least [***] treatment duration in the target patient population.

STENOVA Clinical Trial

The AGMB-129-C102 clinical trial with protocol title “A Phase 2a, Randomized, Placebo-controlled, Double- blind Study to Assess the Safety, Pharmacokinetics, and Pharmacodynamics of AGMB-129 in Patients With Fibrostenotic Crohn's Disease” with ORG129 in patients with Fibrostenosing Crohn’s Disease (clinicaltrials.gov ID NCT05843578).

2.	EARN-OUT EVENTS

Parties agree to delete Section 5.1(a) from the Agreement and replace it with the following wording:

“(a). In addition to the Initial Purchase Price for the sale of the Shares by Sellers to Purchaser, the Purchaser shall pay to the Sellers an aggregate amount of up to EUR 20,000,000 (the “Earn-Out Consideration”) upon the occurrence of the following Earn-Out Events:

(i). EUR 3,000,000 shall be paid by the Purchaser to the Sellers on the Amendment Effective Date in consideration for the first dosing of the first subject in the open- label extension of the STENOVA Clinical Trial (“Earn-Out Event 1a”);

(ii). EUR 7,000,000 shall be paid by the Purchaser to the Sellers upon the earlier of:

A.	the first dosing of the first subject in the first Phase 2 Clinical Trial with the first Origo Product,

B.	the first dosing of the first subject in the first Proof-of-Concept clinical trial with ORG447 in patients with Idiopathic Pulmonary Fibrosis, the primary and/or secondary endpoints of which consist of assessing safety and efficacy, with at least 3 months treatment (excluding, for clarity, the IPF cohort of the ongoing Phase 1 trial with ORG447 known as AGMB-447-C101 (clinicaltrials.gov ID NCT06181370)), or

C.	the first dosing of the first subject in the first Phase 2 clinical trial with ORG129 in patients with Fibrostenosing Crohn’s Disease, the primary and/or secondary endpoints of which consist of assessing safety and efficacy (excluding, for clarity, the STENOVA Clinical Trial or its open-label extension), in each case (A), (B) or (C) on or before 31 December 2030 (the “Earn-Out Event 1b”);

(iii). EUR 5,000,000 shall be paid by the Purchaser to the Sellers upon the first dosing of the first subject in the first Phase 3 Clinical Trial with the first Origo Product on or before 31 December 2035 (the “Earn-Out Event 2”);

(iv). EUR 5,000,000 shall be paid by the Purchaser to the Sellers upon obtaining Regulatory Approval for the first Origo Product in the United States on or before 31 December 2040 (the “Earn-Out Event 3”).

For the avoidance of doubt, upon the occurrence of the Earn-Out Event 2 prior to the occurrence of the Earn-Out Event 1b, then the Earn-Out Event 1b shall be also considered as occurred and payable to the Sellers in the same terms as the Earn-Out 2 under this Section 5. Likewise, should the Earn-Out Event 3 occur prior to the occurrence of the Earn-Out Event 1b and the Earn-Out Event 2, then the Earn-Out Event 1b and the Earn-Out Event 2, as applicable, shall be also considered as occurred and payable to the Sellers in the same terms as the Earn-Out 3 under this Section 5. For clarification purposes, an Earn-Out Event shall be payable only once.”

3.	PAYMENT INSTRUCTIONS

In deviation from Section 5.2 of the Agreement, no additional Earn-Out Notice shall be sent by the Purchaser with respect to Earn-Out Event 1a. Parties agree that the following payment instructions apply to the payment of the Earn-Out Consideration due to the Sellers with respect to Earn-Out Event 1a:

NAME	BANK ACCOUNT DETAILS	AMOUNT
DARPAUFARMA, S.L.	[***]	[***]
GALCHIMIA S.A.	[***]	[***]
AUTIRIA BIOMED, S.L.	[***]	[***]
JAUME BUSQUETS	[***]	[***]
VIÑALLONGA	[***]
GALICIA INNOVA TECH,	[***]	[***]
FICC	[***]
SABADELL ASABYS	[***]	[***]
HEALTH INNOVATION INVESTMENTS, S.C.R.,	[***]	[***]
S.A.
TOTAL		2.801.738,24€

Further, pursuant to Section 5.3(c) of the Agreement, the amount payable by the Company in relation to the Phantom Stock Options under the Confidential Mutual Release and Termination Agreements equals to 198.261,76 €, amount which has been already been discounted from the proceeds payable to the Sellers as provided above, shall be allocated as follows:

NAME	AMOUNT
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	198.261,76€

4.	MISCELLANEOUS

4.1	Except as expressly set forth in this Amendment, no other changes are made to the Agreement, which shall remain in full force and effect, except that any references to the “Agreement” shall be deemed to refer to the Agreement as amended by this Amendment as of the Amendment Effective Date.

4.2	The validity, construction, performance and interpretation of this Amendment (and any non-contractual obligation arising out of this Amendment) shall be governed by the laws governing the Agreement. Any dispute between the Parties regarding the terms of this Amendment shall be resolved in accordance with the provisions of Section 15.12 of the Agreement.

4.3	This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties. An executed signature page of this Amendment delivered by facsimile transmission or by electronic mail in "portable document format" (".pdf") shall be as effective as an original signature page.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

The Sellers

Sabadell Asabys Health Innovation Investments S.C.R., S.A.		Galchimia S.A.

	/s/ Clara Campàs Moya		/s/ María do Carme Pampín
Name:	Ms. Clara Campàs Moya	Name:	Ms. María do Carme Pampín
Title:	Legal representative	Title:	Legal representative

Darpaufarma, S.L.		Autiria Biomed, S.L.

	/s/ Julio-César Castro-Palomino Laria		/s/ Ramón Bosser Artal
Name:	Mr. Julio-César Castro-Palomino Laria	Name:	Mr. Ramón Bosser Artal
Title:	Legal representative	Title:	Legal representative

Galicia Innova Tech, FICC

	/s/ Raquel Rodríguez Espiño		/s/ Jaume Busquets Viñallonga
Name:	Ms. Raquel Rodríguez Espiño	Name:	Mr. Jaume Busquets Viñallonga
Title:	Legal representative

The Purchaser

AgomAb Therapeutics NV

/s/ Tim Knotnerus
Name: Mr. Tim Knotnerus
Title: CEO